Exhibit 99.2

SURGERY PARTNERS, INC. ANNOUNCES TERM LOAN REFINANCING AND CONVERSION OF PREFERRED STOCK; PROVIDES PRELIMINARY FIRST QUARTER 2021 FINANCIAL PERFORMANCE UPDATE

•	Refinancing $119 million of incremental term loans raised in April 2020

•	Provided notice to BCPE Seminole Holdings LP (“Bain Capital”) of its intention to convert Series A preferred stock into 22.609 million common shares

•	First Quarter 2021 Revenue expected to exceed $505 million and Adjusted EBITDA anticipated to be at least $70 million; 2021 Projected Adjusted EBITDA to be at least $315 million

BRENTWOOD, Tenn., April 20, 2021 (GLOBE NEWSWIRE) - Surgery Partners, Inc. (NASDAQ:SGRY) ("Surgery Partners" or the "Company"), a leading short-stay surgical facility owner and operator, announced its intent to raise incremental term loans, convert Series A Preferred Stock into Company Common Stock and provided a preliminary financial update on first quarter 2021 results.

Incremental Term Loans

Surgery Partners announced today that it intends to raise $125 million of Incremental Term Loans (the “Incremental Term Loans”) to refinance $119 million of existing Incremental Term Loans that were raised in April 2020 and to pay the fees and expenses associated with this refinancing. At prevailing market rates, the Company expects that this refinancing transaction would save the Company in excess of $5 million in interest expense annually.

Conversion of Series A Preferred Stock

The Company also announced today that it has sent notice to BCPE Seminole Holdings LP (“Bain Capital”) of its intent to convert all of the outstanding 10.00% Series A Convertible Perpetual Participating Preferred Stock into approximately 22.609 million shares of Company Common Stock on May 17, 2021.

“We are pleased that our company has achieved this important milestone,” said Eric Evans, Chief Executive Officer of Surgery Partners. “It’s a testament to the relentless focus of our colleagues and physician partners on clinical quality and patient experience excellence as well as our management team’s execution on our strategic initiatives.”

“We continue to be excited about the long-term growth prospects for Surgery Partners and look forward to seeing its many investments come to fruition over the coming years as management continues to execute on their strategy,” said Devin O’Reilly, Managing Director of Bain Capital.

Interim Update on First Quarter 2021 Performance

While the Company is still in the process of closing its first quarter ended March 31, 2021, in connection with the offering of the Incremental Term Loans, the Company is providing investors with the following preliminary unaudited estimates for the quarter:

•	Surgical case volumes are projected to be approximately 125,000 cases

•	Revenues are expected to exceed $505 million

•	Same-facility revenues are projected to increase by approximately 16% to 17% over the prior year period, with strong volume growth and net revenue per case growth

•	Adjusted EBITDA is expected to exceed $70 million, inclusive of at least $9 million of Adjusted EBITDA benefit from recognition of CARES Act grants in the quarter

•	Cash and Equivalents is expected to be approximately $540 million as of March 31, 2021

•	Credit Agreement EBITDA is expected to exceed $355 million

Based on the preliminary financial results for the first quarter of 2020, the Company projects that Adjusted EBITDA for 2021 will be at least $315 million.

About Surgery Partners

Headquartered in Brentwood, Tennessee, Surgery Partners is a leading healthcare services company with a differentiated outpatient delivery model focused on providing high quality, cost effective solutions for surgical and related ancillary care in support of both patients and physicians. Founded in 2004, Surgery Partners is one of the largest and fastest growing surgical services businesses in the country, with more than 180 locations in 30 states, including ambulatory surgery centers, surgical hospitals, multi-specialty physician practices and urgent care facilities. For additional information, visit www.surgerypartners.com.

Preliminary Unaudited Selected Financial Data

These preliminary unaudited estimates regarding surgical case volumes, Revenues, Same-facility Revenues, Adjusted EBITDA, Credit Agreement EBITDA and Consolidated Cash and Equivalents for the quarter ended March 31, 2021 are the responsibility of management and are subject to quarter-end adjustments in connection with the completion of our customary financial closing procedures, including management’s review and finalization and to accounting review procedures by our independent registered public accounting firm, which have not yet been performed. During the course of our review process, items may be identified that would require us to make adjustments, which could result in material changes to our preliminary unaudited estimated financial results. Consequently, the results should not be viewed as a substitute for our earnings release and Quarterly Report on Form 10-Q, which are expected to be released on May 5, 2021. Actual results may differ materially from our preliminary expectations. We will provide a full GAAP reconciliation of final Adjusted EBITDA when we report our full first quarter financial results.

Non-GAAP Financial Measures

Adjusted EBITDA is a financial measure that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and the Company’s definition and computation of this non-GAAP financial measure may vary from those used by other companies. Credit Agreement EBITDA is a non-GAAP measure that is defined under our credit agreement and may vary from those used by other companies. These measures have limitations as analytical tools and should not be considered in isolation or as a substitute or alternative to net income or loss, operating income or loss, or any other measures of operating performance derived in accordance with GAAP.  The Company defines the term “Adjusted EBITDA” as income before income taxes adjusted for net income attributable to non-controlling interests, depreciation and amortization, interest expense, net, equity-based compensation expense, contingent acquisition compensation expense, transaction, integration and acquisition costs, reserve adjustments, loss on disposals and de-consolidations, net, gain on litigation settlements and certain other items that we do not believe are representative of our ongoing operations. Such adjustments and similar adjustments we make for the period ended March 31, 2021 are expected to be significant. The determination of the amounts that are excluded from non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts.

Forward-Looking Statements

This press release contains “forward-looking” statements, including statements regarding the anticipated conversion of the Series A Preferred Stock, the Incremental Term Loan, including its anticipated amount and use of proceeds, and statements about the results anticipated to be reported by the Company for the quarter ended March 31, 2021. These statements include, but are not limited to, the Company's projected case volume, revenue, same-facility revenues, Adjusted and Credit Agreement EBITDA, Cash and Equivalents for the period ended March 31, 2021, as well as expectations regarding the timing, amount and use of proceeds of the Incremental Term Loan. These statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on management's current expectations and beliefs only as of the date of this press release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements, including but not limited to the risk that we may not be able to consummate the Incremental Term Loan transaction on the terms or timeline anticipated, if at all, and, even if the Incremental Term Loan is consummated, we may not be able to consummate the refinancing on commercially reasonable terms, or at all, and the other risks identified above under the heading “Preliminary Unaudited Selected Financial Data” and in Item 1A under the heading “Risk Factors” in our recent Annual Report on Form 10-K and in the Company's current reports on Form 10-Q. The Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this press release, or to reflect the occurrence of unanticipated events or circumstances.

Contact:

Surgery Partners Investor Relations

(615) 234-8940

IR@surgerypartners.com

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